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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                          DATE OF REPORT: MAY 18, 1999
                        ---------------------------------
                        (Date of earliest event reported)

                           BIOSPHERICS(R) INCORPORATED
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             (Exact name of registrant as specified in its charter)

          Delaware                         0-5576                         52-0849320
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(State or other jurisdiction of   (Commission file number)   (I.R.S. Employer Identification No.)
       incorporation)

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    12051 Indian Creek Court, Beltsville, Maryland             20705
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     (Address of Principal Executive Offices)               (Zip Code)

       Registrant's Telephone Number, including area code: (301) 419-3900


                                 Not Applicable
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          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

         In December 1997, Biospherics Incorporated (the "Company") completed a
$3 million private offering of 375,000 units to a single institutional investor
(the "Investor"). Each unit consisted of two (2) shares of Common Stock and two
(2) warrants, with exercise prices of $4.00 and $4.50 per share, respectively.
The warrants are exercisable throughout a three (3) year period. Prior to March
31, 1999, the Investor exercised warrants with an exercise price of $4.00 per share for 125,000 shares of Common Stock. All shares issued in connection with the December 1997 private placement, including all which may be issued pursuant to exercise of the warrants, have been registered by the Company's Registration
Statement on Form S-3 (Registration No. 333-44973).

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         On March 31, 1999, the Investor agreed to exercise the balance of its
$4.00 per share warrants (i.e., for 250,000 shares of Common Stock) in consideration for the Company's grant to the Investor of a new three-year warrant for 250,000 shares of Common Stock with an exercise price of $8.00 per share. As part of the transaction, the Company has agreed to register the shares of Common Stock underlying the warrant.

         On May 18, 1999, the Investor agreed to exercise the balance of its December 1997 warrants (consisting of warrants for 375,000 shares exercisable at $4.50 per share) in consideration for the Company's grant to the Investor of a new three-year warrant for 375,000 shares of Common Stock with an exercise price of $6.4005 per share. As part of the transaction, the Company has agreed to register the shares of Common Stock underlying the warrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Biospherics Incorporated


         By:  /s/ GILBERT V. LEVIN
            -----------------------------------------
         Name: Gilbert V. Levin
         Title: President and Chief Executive Officer



         Date:    May 18, 1999